EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of YOU On Demand Holdings, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Shane McMahon, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to YOU On Demand Holdings, Inc. and will be retained by YOU On Demand Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

A signed original of this written statement required by Section 906 has been provided to YOU On Demand Holdings, Inc. and will be retained by YOU On Demand Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

November 14, 2013	/s/ Shane McMahon
Shane McMahon
Executive Chairman
(Principal Executive Officer)

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.